                                                                    EX-99 14(ii)


                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement of Franklin Templeton Variable Insurance Products Trust on Form N-14 of our report dated February 16, 2001, relating to the financial statements and financial highlights of Franklin Growth and Income Fund, a series of Franklin Templeton Variable Insurance Products Trust, in the December 31, 2000 Annual report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the caption "Auditor."

                                   /s/ PricewaterhouseCoopers LLP
                                   PricewaterhouseCoopers LLP


San Francisco, California
November 15, 2001